Exhibit 10.2

EXHIBIT “A”

INDEMNIFICATION AGREEMENT

This Agreement (the “Indemnification Agreement”) is made as of the 31st day of May, 2013 by and between Gleacher & Company, Inc. (the “Company”), and Christopher J. Kearns (“Kearns”) and Capstone Advisory Group, LLC (together with its subsidiary, Capstone Management Services, LLC, and its other subsidiaries, “Capstone”).  Kearns, Capstone, and their respective agents, members, officers, employees, contractors, representatives and affiliates are referred to herein as the “Indemnitees”.

Under the retention/engagement letter to which this Indemnification Agreement is appended (the “Engagement Agreement”), the Company has retained the services of Capstone and Capstone’s agents, members, officers, employees, contractors, representatives and affiliates (collectively, the “Capstone Personnel”), and the Company may appoint Kearns as the Chief Restructuring Officer (“CRO”) of the Company.  The Bylaws of the Company (the “Bylaws”) provide certain indemnification rights to officers, directors, and certain other persons under certain circumstances to the fullest extent authorized by, and subject to the conditions and (except as provided therein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (“Delaware Company Law”).  Delaware Company Law provides that the indemnification provisions contained therein are not exclusive, and contemplates that contracts may be entered into between the Company and its directors, officers and agents (including without limitation a CRO), with respect to indemnification of such directors, officers or agents.

Kearns and Capstone have indicated their concern that, regardless whether the indemnities available under the Bylaws and the Engagement Agreement are adequate to protect them and the Capstone Personnel against the risks associated with their service to the Company, Kearns and Capstone wish further assurances from the Company for the Indemnitees in this regard.  The parties acknowledge that Kearns and certain Capstone Personnel will continue to be agents, members, officers, employees, contractors, representatives or affiliates of Capstone, which may also be engaged as an agent of the Company.  However the parties also recognize that services as an officer of the Company may be recharacterized from time to time as services as an agent of the Company and it is necessary to protect the CRO and Capstone Personnel, as individuals, and Capstone for liabilities relating to such recharacterized services.  In order to induce Kearns and Capstone to agree to serve as an officer or agent, respectively, and in consideration of Kearns’ and Capstone’s service after the date hereof, the parties hereby agree as follows:

1.                                      (a)                                 If Kearns, Capstone or any of the other Indemnitees are, or are threatened to be made, a party to or participant in any action, suit, alternative dispute resolution process, or proceeding, whether civil, criminal, administrative or investigative, including without limitation pre-proceeding investigations and discovery (the “proceeding”), by reason of the fact that such Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Company shall indemnify and hold harmless the Indemnitees to the fullest extent authorized by the Delaware Company Law against all costs, expenses, liabilities, judgments and losses (including without limitation reasonable attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid or to be paid in settlement of any proceeding, actually and reasonably incurred or suffered by the Indemnitees in connection therewith.

(b)                                 (i)                                     Prior to execution of this Indemnification Agreement, the Company furnished to the Indemnitees a true, correct and complete copy of the Directors, Officers and Corporate Liability Insurance Policy (the “Policy”) issued to the Company by its insurers (collectively, the “Insurer”).  The Company represents that the Policy is in full force and effect and that, to the best of the Company’s knowledge, no event has occurred that constitutes or, with the passage of time or notice would constitute, an event of default thereunder or that would otherwise give the Insurer any right to cancel the Policy, and there are no pending claims which have been made against the Policy.  Promptly following the execution of this Indemnification Agreement the Company shall notify the Insurer of the appointment of the CRO or any Capstone Personnel as CRO or as another officer of the Company.

(ii)                                  The Company shall cause its insurance broker to send copies of all documentation constituting the Policy and any renewal or cancellation thereof, to the attention of Kearns at Capstone Advisory Group LLC, 104 West 40th Street, 16th floor, New York, New York 10018.

(iii)                               The Company shall maintain directors and officer’s liability insurance coverage covering each director, officer, employee or agent comparable as to terms and amounts as that provided under the Policy for persons in such roles as long as (A) Kearns or any of the Capstone Personnel serves as CRO or as a director, officer, employee or agent of the Company or (B) Capstone is engaged by the Company, whichever is longer, provided that, the total limits of liability purchased under any renewals of the Policy or renewal of the insurance program are commercially reasonable as determined by a majority of the then-existing board of directors of the Company, and the Company uses commercially reasonable efforts to ensure that Indemnitees are covered to the same extent as other individual insureds under such renewal policy in comparable roles.

(iv)                              The Company shall use commercially reasonable efforts to obtain, as applicable, written confirmation for coverage under the Policy, or an endorsement of the Policy to provide coverage for each of Kearns and any of the Capstone Personnel who serve as a director, officer, employee or agent of the Company on the same terms as any other director, officer, employee or agent of the Company covered under such Policy.  For the avoidance of doubt, it is understood and agreed that the Parties will not deem the payment of any additional premium to secure such coverage or endorsements under the preceding clauses (I) and (II) respecting Kearns or any of the Capstone Personnel who serve as CRO or as a director, officer, employee or agent of the Company to be within the scope of “commercially reasonable efforts.”

(v)                                 Upon any cancellation or non-renewal of the Policy (or substitution for the Policy), the Company shall promptly notify the CRO and Capstone.  (vi)   For a period of at least one year after Kearns or Capstone ceases to serve as a director, officer, employee or agent of the Company, whichever is later, the Company shall use commercially reasonable efforts to either (A) maintain directors and officer’s liability insurance coverage covering former directors, officers, employees and agents (including the CRO and applicable Capstone Personnel) comparable to the foregoing as to terms and amounts as that provided under the Policy for persons in such roles, or (B) purchase and maintain a tail policy or other policy specifically covering the Indemnitees that is comparable as to terms and amounts.  Any coverage and policies required to be maintained by the Company under this Section 1(b) shall be obtained from an insurer with a Financial Strength Rating from A.M. Best not lower than B+ (Good).

2.                                      The Company shall (within 30 days of written request made by the Indemnitees) pay to the Indemnitees all reasonable costs and expenses (including, but not limited to, reasonable attorneys, accountants, investment or other advisor and expert witness fees) actually and reasonably incurred by the Indemnitees in defending any such proceeding in advance of its final disposition if the Indemnitees acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided that (i) each of Kearns and Capstone hereby agrees (which agreement shall be self-executing through acceptance of payment) to reimburse the Company for all costs and expenses advanced by the Company in defending any proceeding against Kearns or Capstone, respectively, in the event and only to the extent that it shall ultimately be determined by a court of competent jurisdiction that such person was not entitled to be indemnified by the Company for such expenses under the provisions of the Delaware Company Law, this Indemnification Agreement or otherwise at the time the costs and expenses were advanced, and (ii) each of the other Indemnitees shall agree at the time of receipt of such payment of costs or expenses (which agreement shall be self-executing through acceptance of such payment) to reimburse the Company for all costs and expenses advanced by the Company in defending any proceeding against such Indemnitee in the event and only to the extent that it shall ultimately be determined by a court of competent jurisdiction that such person was not entitled to be indemnified by the Company for such expenses under the provisions of the Delaware Company Law, this Indemnification Agreement or otherwise at the time the costs and expenses were advanced.

3.                                      If the Company does not respond to a written claim for any payment (including advancement of expenses) under this Indemnification Agreement within forty five (45) days of having received such a claim, it shall be deemed to have waived any right to refuse to pay such claim under this Indemnification Agreement.  In addition, if a claim under this Indemnification Agreement is not paid by the Company, or on its behalf, within forty five (45) days after a written claim has been received by the Company, the Indemnitees may at any time thereafter bring suit against the Company, and the Company shall have the burden of proving that the Indemnitees are not entitled to payment under this Indemnification Agreement.

4.                                      In the event of payment to the Indemnitees under this Indemnification Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitees (and their respective successors, assigns, executors, administrators, legal representatives and heirs), who shall execute all documents and take all actions reasonably requested by the Company to implement such right of subrogation, including cooperating in the prosecution of any subrogation action in the name of Indemnitees.

5.                                      The Company shall not be liable under this Indemnification Agreement to make any payment to or on behalf of the Indemnitees:

(a)                                 for which payment is actually made to or on behalf of the Indemnitees under a valid and collectible insurance policy;

(b)                                 based upon liability for a claim arising from a final adjudication by a court of competent jurisdiction that the Indemnitees are liable to the Company;

(c)                                  on account of the Indemnitees’ conduct which is finally adjudged in a court of competent jurisdiction to have been knowingly fraudulent, deliberately dishonest, grossly negligent or willful misconduct; or if it is determined that the Indemnitee (i) did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or (ii), with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(d)                                 for which advancement or indemnification under this Indemnification Agreement is determined finally by the Delaware Court of Chancery or any court in which the proceeding was brought shall determine upon application that Indemnitee is not entitled to such advancement or indemnity.

6.                                      Within five business days after receipt by the Indemnitees of notice of the commencement of any proceeding, the Indemnitees will, if a claim in respect thereof is to be made against the Company under this Indemnification Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Indemnitees otherwise than under this Indemnification Agreement except to the extent that the Company is prejudiced by such delay.  With respect to any such action, suit or proceeding as to which the Indemnitees notify the Company of the commencement thereof;

(a)                                 the Company will be entitled to participate therein at its own expense;

(b)                                 Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitees.  After notice from the Company to the Indemnitees of its election so to assume the defense thereof, the Company will not be liable to the Indemnitees under this Indemnification Agreement for any legal or other expenses subsequently incurred by the Indemnitees in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  The Indemnitees shall have the right to employ their counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitees unless (i) the employment of counsel by the Indemnitees has been authorized in writing by the Company, or (ii) the Indemnitees shall have reasonably concluded, upon the written advice of counsel, that there may be a conflict of interest between the Company and the Indemnitees in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to Indemnitees to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitees shall have made the conclusion provided for in (ii) above; and

(c)                                  the Company shall not be liable to indemnify the Indemnitees under this Indemnification Agreement for any amounts paid in settlement of any action or claim effected without its written consent, provided such claim is filed within the applicable statute of limitations.  The Company shall not settle any action or claim without the Indemnitees’ written consent unless consideration for the settlement is solely a monetary payment borne by the Company with no admission of liability on the part of Indemnitees.  Neither the Company nor the Indemnitees shall unreasonably withhold consent to any proposed settlement.

7.                                      All agreements and obligations of the Company contained herein shall continue during the period any of Kearns, Capstone or the Capstone Personnel is serving in any of the capacities referred to in Section 1 hereof and shall continue thereafter so long as the Indemnitees or their respective successors, assigns, executors, administrators, legal representatives or heirs could be subject to any possible claim or threatened, pending or completed proceeding by reason of the fact that the Indemnitees was serving in any of such capacities.  The Indemnitees shall be third party beneficiaries of this Indemnification Agreement with the right to enforce this Indemnification Agreement.

8.                                      (a)                                 Any notice or other communication under this Indemnification Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties as follows:

If to the Company:

Gleacher & Company, Inc.
1290 Sixth Avenue
New York, NY 10104

Attention:

Fax:

If to the Indemnitees:

Christopher J. Kearns

Capstone Advisory Group, LLC

104 West 40th Street, 16th Floor

New York, NY 10018

Fax:                                                                       212-782-1478

With a copy to:

Hahn & Hessen LLP

488 Madison Avenue

New York, NY 10022

Attention:                                         James Kardon

Fax:                                                                       212-478-7400

or to such other address or person as any party hereto may specify by notice to the other.

(b)                                 The waiver by any party and the breach of any of the provisions of this Indemnification Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

(c)                                  This Indemnification Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, executors, administrators, legal representatives and heirs.

(d)                                 This Indemnification Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict of law provisions.

(e)                                  Each of the parties hereto submits to the jurisdiction of the Chancery Court of the State of Delaware or the State of New York with respect to any disputes, directly or indirectly, to any matter of interpretation of this Indemnification Agreement or the respective rights or obligations of each of the parties hereto (whether or not any such party is otherwise subject to the jurisdiction or venue of the federal and state courts sitting in the States of Delaware or New York).  Each of the parties specifically waives any objection which it may otherwise have to the jurisdiction or venue of any such courts and acknowledges that service of process may be made by mailing a copy thereof in accordance with the provisions of subsection (a) above.

(f)                                   Each of the provisions of this Indemnification Agreement is a separate and distinct agreement and independent of all others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or enforceability shall not affect the validity or enforceability of any other provisions hereof.  This Indemnification Agreement is being entered into pursuant to the Delaware Company Law and as such is intended to be supplemental to any other rights to indemnification available to the Indemnitees.  Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Certificate of Incorporation or bylaws of the Company.

(g)                                  No amendment, modification, termination or cancellation of this Indemnification Agreement shall be effective unless in writing and signed by both parties hereto.

9.                                      The obligations of the Company hereunder are solely Company obligations, and no officer, director, employee, agent, shareholder, member, manager or controlling person of the Company shall be subjected to any personal liability whatsoever to the Indemnitee, nor will any such claim be asserted by or on behalf of the Indemnitees or their respective successors, assigns, executors, administrators, legal representatives or heirs.  The limitations on liability and indemnification contained in this Indemnification Agreement shall survive the completion, expiration, termination or suppression of this Indemnification Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

Gleacher & Company, Inc.

By:	/s/ Mark Patterson
Name: Mark Patterson
Title: Director

/s/ Christopher J. Kearns
Christopher J. Kearns

Capstone Advisory Group, LLC

By:	/s/ Christopher J. Kearns
Name:	Christopher J. Kearns
Title:	Manager

Signature Page to Indemnification Agreement